UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4908	04-2207613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(508) 390-1000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of The TJX Companies, Inc. (the “Company”) was held on June 13, 2012, at which the stockholders voted on the following:

Proposal 1: Each nominee for director was elected, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified:

Nominee	For	Against	Abstaining	Broker Non-Votes
Zein Abdalla	621,543,206	829,433	549,239	37,243,912
José B. Alvarez	611,885,198	10,492,910	543,770	37,243,912
Alan M. Bennett	612,963,610	9,431,094	527,174	37,243,912
Bernard Cammarata	610,215,863	12,191,993	514,022	37,243,912
David T. Ching	621,848,850	543,892	529,136	37,243,912
Michael F. Hines	621,917,759	466,854	537,265	37,243,912
Amy B. Lane	621,908,937	502,215	510,726	37,243,912
Carol Meyrowitz	618,024,851	4,390,077	506,950	37,243,912
John F. O’Brien	600,305,853	22,082,368	533,657	37,243,912
Willow B. Shire	600,834,588	21,218,015	869,275	37,243,912

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2013 was ratified:

For	650,431,974
Against	9,350,748
Abstaining	383,068

Proposal 3: The material terms of executive officer performance goals under the Company’s cash incentive plans were approved:

For	605,928,899
Against	15,747,901
Abstaining	1,245,078
Broker Non-Votes	37,243,912

Proposal 4: On an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (the “say on pay vote”) was approved:

For	604,160,753
Against	16,783,829
Abstaining	1,977,296
Broker Non-Votes	37,243,912

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.

/s/ Ann McCauley
Ann McCauley Executive Vice President, Secretary and General Counsel

Dated: June 15, 2012